Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-273458) and Form S-3 (File No. 333-280856) of our report dated September 26, 2024, with respect to the consolidated financial statements of Ispire Technology Inc. as of June 30, 2024 and for the year ended June 30, 2024, which report is included in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Marcum LLP

New York, NY

September 15, 2025